Ford Establishes New Product Creation and Industrialization Organization to Scale Next-Gen Vehicles and Technology

- Ford forms a new end-to-end organization, Product Creation and Industrialization, uniting its advanced technology and global industrial teams
- The new organization led by COO Kumar Galhotra will help accelerate the Ford+ plan and its target of an 8% adjusted EBIT margin by 2029 by delivering one of the most intensive product, software, and services rollouts in Ford's history
- Alan Clarke is named vice president, Advanced Development Projects; he will continue leading the California-based Advanced Electric Vehicle Development team that created Ford's efficient, affordable Universal Electric Vehicle platform. Ford will leverage the team for future vehicle and technology programs
- Doug Field, chief EV, digital, and design officer, to depart Ford next month after nearly five years leading innovation and driving cultural change into the company
- Kieran Cahill, vice president, manufacturing, Europe and IMG, is retiring from Ford after a 37-year career of leading quality and manufacturing excellence

DEARBORN, Mich., April 15, 2026 – Ford Motor Company today announced the establishment of a new end-to-end organization, Product Creation and Industrialization, to deliver one of the most intensive product, software, and services rollouts in Ford's history.

The new structure, which integrates Ford's Electric Vehicle, Digital and Design team with its global Industrial System, is a key lever in achieving the company's Ford+ objectives, including its target of an 8% adjusted EBIT margin by 2029.

"This is the culmination of years of work and progress to create the modern Ford – a talented, unified organization capable of scaling high-quality, software-defined vehicles with a choice of propulsion, distinctive digital experiences and features, and a personalized ownership experience that improves over time," said Jim Farley, Ford president and CEO.

Delivering Value Through Scale and Services

By creating the Product Creation and Industrialization team, Ford will be able to turn its highest-volume vehicles into platforms for digital growth. This includes:

- **Massive Portfolio Renewal**: By 2029, Ford will refresh 80% of its North American portfolio by volume and 70% of its global portfolio by volume. This includes the first vehicle on the Universal Electric Vehicle (UEV) platform, a mid-sized pickup, and the next-generation F-150 and F-Series Super Duty.
- **The "Skunkworks" Breakthrough:** The UEV platform represents a step-change in efficiency, affordability and digital experiences. It features an ultra-efficient powertrain and a groundbreaking fully zonal architecture with in-house software controls and ADAS that supports a wide range of vehicle types and battery chemistries. Its design utilizes

"unicastings" to reduce weight and complexity, enabling a new, more efficient assembly process. The UEV project is also a valuable laboratory for modernizing Ford's global development systems – from advanced CAD tools to physics-based cost modeling that are being applied to reduce expenses across Ford's highest volume product lines. The program has also brought in new suppliers from outside the traditional auto industry.

- **Always-Improving Experiences:** By 2030, 90% of Ford's vehicles by volume will feature updated electrical architectures, in-house developed user experiences and hardware, and next-generation over-the-air capabilities for continuous improvement in experiences and services. This foundation enables the rapid rollout of BlueCruise and the Ford Digital Experience, providing a scalable path toward future Level 3 autonomous driving.
- **Electrification**: Nearly 90 percent of Ford's global nameplates will offer electrified powertrains by 2030. This will include advanced hybrids, extended-range electric vehicles, and fully electric vehicles. The UEV platform has already yielded breakthroughs such as high-efficiency motors that will improve future hybrids, and established the Lithium Iron Phosphate (LFP) battery engineering capability that now serves as the foundation for Ford's stationary energy storage business, Ford Energy.

Leadership Transitions and Moves

Ford Chief Operating Officer Kumar Galhotra will lead the unified Product Creation and Industrialization organization. The team will be responsible for scaling Ford's digital, design, and electric vehicle breakthroughs across its global industrial system, ensuring that innovative technologies are integrated with world-class engineering, purchasing, and manufacturing.

"The progress our teams have made in the past few years – from quality and cost to software delivery – has fundamentally reshaped the way we work and positioned Ford for a new era," Galhotra said. "By uniting advanced technology with industrial execution, we can make decisions faster, eliminate complexity, and deliver great vehicles and digital experiences with the quality and efficiency our customers and shareholders expect."

Doug Field, who joined Ford nearly five years ago to lead the company's shift to electrified, connected and software-defined vehicles, has elected to leave the company after a transition over the next month. During his tenure, Field embedded high-tech capabilities into the company while building a world-class team and culture. Crucially, Field also helped foster collaboration between the Electric Vehicle, Digital & Design and Industrial System teams that made this full integration possible.

"I'm honored to have been a part of leading Ford during an unprecedented period of technology and market disruption," Field said. "I believe Ford now has a winning technology strategy and plan. The first breakthrough product off the Universal EV platform – a mid-size pickup – is on its way to production. We have clearly defined hardware, software, and electrification plans across our full product line. The initial quality of our core technologies is now near the top of the industry. Most importantly, we have incredibly talented teams across these disciplines, ready to carry Ford into the future. I am completely confident in them and so excited to see their work in the coming years."

Field said he looks forward to sharing learnings from his unique career in his next chapter. "I have been incredibly lucky to be at the center of disruption and innovation at Apple, Tesla, and now Ford, and I look forward to giving some of that experience back to the world."

Said Farley: "Doug has been an invaluable partner for me as CEO and helped Ford find its place in this new era of electric propulsion and software-defined vehicles. He not only assembled a brilliant team from across industries but also elevated our culture by teaching first-principles thinking and instilling the discipline to question constraints and eliminate complexity. His influence will be felt for years to come."

Alan Clarke is promoted to vice president, Advanced Development Projects. Clarke will continue to lead the Advanced Electric Vehicle Development team. This "skunkworks" model – small teams of world class engineers given the autonomy to innovate before industrialization – has proven to be a highly effective engine for breakthrough products, and Ford will leverage it for select future programs.

Kieran Cahill, Ford vice president, manufacturing, Europe and IMG, is retiring effective May 1. During his 37-year career at the company, Cahill has been a relentless champion for manufacturing and continuous improvement, overseeing some of Ford's most innovative and best-performing plants.

Reflecting on Kieran's career, Galhotra commented, "Kieran has devoted nearly four decades to Ford Motor Company. He led the transformation of our manufacturing operations across our most critical global sites, delivering breakthroughs in quality and efficiency that now serve as the benchmark for Ford worldwide. His leadership leaves Ford in a stronger position for the future, and we wish him the very best as he begins this next chapter."

# # #

About Ford Motor Company

Contacts:	**Mark Truby**	**Dave Tovar**	**Lynn Antipas Tyson**
	313.550.2249	313.817.9257	203.616.5689
	mtruby@ford.com	dtovar9@ford.com	ltyson4@ford.com

Cautionary Note on Forward-Looking Statements

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements

are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

- Ford's long-term success depends on delivering the Ford+ plan, including improving cost competitiveness;
- Ford's products have been and could continue to be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our products and services and reduce the costs associated therewith could continue to have an adverse effect on our business;
- Ford is highly dependent on its suppliers to deliver components in accordance with Ford's production schedule and specifications, and a shortage of or inability to timely acquire key components or raw materials has previously disrupted and may, in the future, disrupt Ford's operations;
- Ford's production, as well as Ford's suppliers' production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors;
- Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, commercial relationships, or business strategies or the benefits may take longer than expected to materialize;
- Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation;
- Failure to develop and deploy secure digital services that appeal to customers, retain existing subscribers, and grow our subscription rates could have a negative impact on Ford's business;
- Ford's ability to maintain a competitive cost structure could be affected by labor or other constraints;
- Ford's ability to attract, develop, grow, support, and reward talent is critical to its success and competitiveness;
- Operational information systems, security systems, products, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford, Ford Credit, their suppliers, and dealers;
- To facilitate access to the raw materials and other components necessary for the manufacture of electrified products, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast;
- With a global footprint and supply chain, Ford's results and operations have been and could continue to be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events;
- Ford's new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and Ford's reputation may be harmed based on positions it takes or if it is unable to achieve the initiatives it has announced;
- Ford may face increased price competition for its products and services, including pricing pressure resulting from industry excess capacity, currency fluctuations, competitive actions, legal and policy changes, or economic or other factors, particularly for electrified vehicles;
- Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit's investments, including marketable securities, can have a significant effect on results;

- Ford's results are dependent on sales of larger, more profitable vehicles, particularly in the United States;
- Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event;
- The impact of government incentives on Ford's business has been and could continue to be significant, and Ford's receipt of government incentives could be subject to reduction, termination, or clawback;
- Ford and Ford Credit's access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, asset portfolios, or other factors;
- Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;
- Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;
- Pension and other postretirement liabilities could adversely affect Ford's liquidity and financial condition;
- Ford and Ford Credit have experienced and could continue to experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise;
- Ford may need to substantially modify its product plans and facilities to respond to shifting consumer sentiment and competitive dynamics as a result of policy changes affecting, or otherwise to comply with, safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations;
- Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, data access, and artificial intelligence laws and regulations as well as consumers' heightened expectations to safeguard their personal information; and
- Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake, and expressly disclaim to the extent permitted by law, any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.